Approved and Effective December 14, 2018
AMENDMENT NUMBER TWO TO THE
ASCENA RETAIL GROUP, INC. 2016 OMNIBUS INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE DECEMBER 10, 2015)

The Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015), as amended from time to time (the “Plan”), is hereby amended, effective as of December 14, 2018, subject to stockholder approval at the Ascena Retail Group, Inc.’s 2018 Annual Meeting of Stockholders, as follows:

1.The first sentence of Section 4.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“The aggregate number of shares of Common Stock that may be the subject of Awards under the Plan shall not exceed 83,600,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.”

2.The Plan is hereby amended by adding the following new Section 4.1(c) immediately after Section 4.1(b):

“(c) Non-Employee Director Individual Limitation. Notwithstanding any other provision of the Plan to the contrary, the aggregate value of stock-based Awards and cash-based compensation granted to any Non-Employee Director in respect of any fiscal year of the Company, solely with respect to his or her service as a Non-Employee Director, may not exceed
$750,000 based on the Fair Market Value of stock-based Awards and the aggregate value of cash-based compensation, in each case, determined as of the date of grant.”

3.The first sentence of Article XVI of the Plan is hereby amended by deleting the proviso from the end thereof.

4.The second sentence of Article XVI of the Plan is hereby deleted in its entirety.

5.The Plan is hereby amended by adding the following new Section 14.18 immediately after Section 14.17:

“14.18. No Material Modification.

Notwithstanding anything to the contrary herein or otherwise, the Plan amendments approved by the Company’s stockholders effective December 14, 2018, shall not apply to any compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and shall not be deemed to modify in any respect any such written binding contract.”

6.Except as specifically set forth herein, all of the terms, conditions and all other provisions of the Plan remain in full force and effect.